Fourth Quarter 2023 Earnings Conference Call 1/16/2024 HANCOCK WHITNEY Exhibit 99.2

This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, capital levels, deposits (including growth, pricing, and betas), investment portfolio, other sources of liquidity, loan growth expectations, management’s predictions about charge-offs for loans, general economic business conditions in our local markets, Federal Reserve action with respect to interest rates, the impacts related to Russia’s military action in Ukraine, the effects of the Israel-Hamas war, the adequacy of our enterprise risk management framework, potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings, assessments, and enforcement actions, as well as the impact of negative developments affecting the banking industry and the resulting media coverage; the potential impact of future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating and cost reduction initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial and non-financial reporting, the financial impact of regulatory requirements and tax reform legislation, the impact of reference rate reform, deposit trends, credit quality trends, the impact of natural or man-made disasters, the impact of current and future economic conditions, including the effects of declines in the real estate market, high unemployment, inflationary pressures, increasing insurance costs, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this presentation is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, Part II, “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2023, and in other periodic reports that we file with the SEC. Important cautionary statement about forward-looking statements HNCOCK WHITNEY 2

Non-GAAP Reconciliations & Glossary of Terms Throughout this presentation we may use non-GAAP numbers to supplement the evaluation of our performance. The items noted below with an asterisk, "*", are considered non-GAAP. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Reconciliations of those non-GAAP measures to the comparable GAAP measure are included in the appendix to this presentation. The earnings release, financial tables and supporting slide presentation can be found on the company’s Investor Relations website at investors.hancockwhitney.com. ABL – Asset Based Lending AFS – Available for sale securities ACL – Allowance for credit losses AMBR – Ameribor Unsecured Overnight Rate Annualized – Calculated to reflect a rate based on a full year AOCI – Accumulated other comprehensive income ARM – Adjustable Rate Mortgage B – Dollars in billions Beta – repricing based on a change in market rates BOLI – Bank-owned life insurance bps – basis points Brokered Deposits – deposits obtained directly or indirectly through a deposit broker typically offering higher interest rates BSBY – Bloomberg Short-Term Bank Yield Index C&D – Construction and land development loans CD – Certificate of deposit CET1 – Common Equity Tier 1 Ratio CF – Cash flow CMBS – Commercial mortgage-backed securities CMO – Collateralized mortgage obligations CRE – Commercial real estate CSO – Corporate strategic objective DDA – Noninterest-bearing demand deposit accounts (e) – estimated *Efficiency ratio – noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and other supplemental disclosure items EOP – End of period HNCOCK WHITNEY 3 EPS – Earnings per share Fed - Federal Reserve Bank FF – Federal Funds FHLB – Federal Home Loan Bank FRB-DW – Federal Reserve Bank Discount Window Free Securities – market value of unencumbered investment securities owned by the bank FTE – Full time equivalent FV – Fair Value HFS – Held for sale HTM – Held to maturity securities ICRE – Income-producing commercial real estate ICS – Insured Cash Sweep IB – Interest-bearing IRR – Interest rate risk Line Utilization - represents the used portion of a revolving line resulting in a funded balance for a given portfolio; credit cards, construction loans (commercial and residential), and consumer lines of credit are excluded from the calculation Linked-quarter (LQ) – current quarter compared to previous quarter LQA – Linked-quarter annualized LOC – Line of credit M&A – Mergers and acquisitions MM – Dollars in millions MMDA – Money market demand account MMDDYY – Month Day Year Munis – Municipal obligations NII – Net interest income *NIM – Net interest margin (TE) OCI – Other comprehensive income OFA – Other foreclosed assets ORE – Other real estate O/N– Overnight Funds PF – Public Funds *PPNR and *Adjusted PPNR – Pre-provision net revenue, defined as net interest income (TE) plus noninterest income less noninterest expense; adjusted PPNR is PPNR excluding supplemental disclosure items; also known as adjusted leverage RMBS – Residential mortgage-backed securities Repo – Customer repurchase agreements ROA – Return on average assets ROTCE – Return on tangible common equity SBIC – Small business investment company SNC – Shared national credit SOFR – Secured Overnight Financing Rate S2 – Slower growth, downside scenario *Supplemental disclosure items - material items that are outside of our principal business and/or are not indicative of forward-looking trends; these items are presented below GAAP financial data and excluded from certain adjusted ratios and metrics TCE – Tangible common equity ratio (common shareholders’ equity less intangible assets divided by total assets less intangible assets) *TE – Taxable equivalent (calculated using the current statutory federal tax rate) XHYY – Half Year XQYY – Quarter Year Y-o-Y – Year over year

Corporate Profile $35.6 billion in Total Assets $23.9 billion in Total Loans $29.7 billion in Total Deposits CET1 ratio 12.39%(e) Tangible Common Equity (TCE) ratio 8.37% $4.2 billion in Market Capitalization 182 full service banking locations and 225 ATMs across our footprint Approximately 3,600 (FTE) employees corporate-wide Moody’s long-term issuer rating: Baa3; outlook stable S&P long-term issuer rating: BBB; outlook stable Ranked in top 100 Best Banks in America by Forbes Recognized for top client satisfaction ranking by J.D. Power Earned top customer service marks with Greenwich Excellence Awards Diversity, equity and inclusion (DEI) are fundamental to the spirit of HWC’s purpose, mission and values HWC Nasdaq Listed HNCOCK WHITNEY 4 As of December 31, 2023 (Healthcare) (ABL) (Operations) (Trust)

HWC Strong and Stable for 125 Years Strength to manage through a challenging economic environment Balance sheet de-risked in early 2020 and successfully executed bond restructuring and balance sheet deleverage in 4Q23 Stable, seasoned, diversified deposits; ability to organically grow deposits Credit metrics at low levels; no signs of broad weakness in portfolio Robust ACL at 1.41% of loans Solid capital levels; built capital in 2023 and remain well capitalized including all unrealized losses Significant efficiency initiatives executed in 2020/2021 Technology projects improve client experience and enhance efficiencies Market disruption(s) from M&A leads to opportunities Proven ability to proactively manage expenses Exceptional, dedicated, committed team of associates

Fourth Quarter 2023 Highlights

- Net income totaled $50.6 million, or $0.58 per diluted share, compared to $97.7 million, or $1.12 per diluted share in 3Q23
  - 4Q23 results include a net pretax charge of ($75.4) million, or $0.68 per share, of supplemental disclosure items (See slide 7)
  - Excluding the impact of supplemental disclosure items, adjusted EPS* was $1.26, up $0.14 linked-quarter
- Adjusted Pre-Provision Net Revenue (PPNR)* totaled $157.5 million, up $4.1 million, or 3% linked-quarter
- Loans declined $61.8 million, or 1% LQA (See slide 9)
- Deposits decreased $630.3 million, or 8% LQA, primarily due to maturity of $567.5 million in brokered deposits (See slide 11)
- Criticized commercial loans and nonaccrual loans remain at low levels (See slide 12)
- ACL coverage solid at 1.41%, up 1 bp compared to prior quarter (See slide 13)
- NIM flat at 3.27%, compared to 3Q23 (See slide 15)
- CET1 ratio estimated at 12.39%, up 33 bps linked-quarter; TCE ratio 8.37%, up 103 bps linked-quarter (See slide 20)
- Efficiency ratio* 55.58%

($s in millions; except per share data)	4Q23	3Q23	4Q22
Net income	$50.6	$97.7	$143.8
Provision for credit losses	$17.0	$28.5	$2.5
Supplemental disclosure items	($75.4)	–	–
Earnings per share – diluted	$0.58	$1.12	$1.65
Return on Assets (%) (ROA)	0.56	1.09	1.65
Adjusted ROA (%)*	1.23	1.09	1.65
Return on Tangible Common Equity (%) (ROTCE)	7.55	14.53	24.64
Adjusted ROTCE (%)*	16.43	14.53	24.64
Net Interest Margin (TE) (%)	3.27	3.27	3.68
Net Charge-offs (%)	0.27	0.64	0.02
CET1 Ratio (%)	12.39(e)	12.06	11.41
Tangible Common Equity (%)	8.37	7.34	7.09
Adjusted Pre-Provision Net Revenue (TE)*	$157.5	$153.4	$185.0
Efficiency Ratio (%)*	55.58	56.38	49.81

*Non-GAAP measure: see appendix for non-GAAP reconciliation

6

HANCOCK WHITNEY

Significant 4Q23 Supplemental Disclosure Items Total Deposits 12/31/20 $s in millions Time Deposits (retail) $1,835 7% Time Deposits (brokered) $14 ― Interest-bearing public funds $3,235 12% Interest-bearing transaction & savings $10,414 37% Noninterest bearing $12,200 44% $s in billions Avg Qtrly Deposits LQA EOP growth $28.0 $26.0 $24.0 $22.0 $20.0 $18.0 $16.0 1Q20 $24.3 20% 2Q20 $26.7 37% 3Q20 $26.8 -4% 4Q20 $27.0 10% 1Q21 $27.0 10% HNCOCK WHITNEY 15 * EPS impact calculated after-tax using a 21% tax rate FDIC Special Assessment $26.1 million estimated pretax charge, or $0.24 EPS* Sale of Legacy Whitney Parking Garage Standalone facility in downtown New Orleans Proceeds of $29 million; pretax gain of $16.1 million, or $0.15 EPS* Bond Portfolio Restructuring Transaction $65.4 million pretax charge, or $0.59 EPS* $1.04 billion in bonds sold with proceeds of $977 million Half of proceeds reinvested in bonds, half of proceeds utilized to pay down debt Estimated earn back period of 30 months Impact of transaction will be fully reflected in 1Q24 Expected annualized impact includes: TCE +10 bps NIM +13 bps EPS* +$0.23 NII +$26.2 million Total 4Q23 Impact Net pretax charge of $75.4 million, or $0.68 EPS*

2023 Highlights Net income of $392.6 million, or $4.50 per diluted share, compared to $524.1 million, or $5.98 per diluted share, in 2022 Excluding the impact of supplemental disclosure items* totaling a net pretax charge of ($75.4) million, adjusted EPS* was $5.18 per diluted share Adjusted Pre-Provision Net Revenue (PPNR)* totaled $635.7 million, down $5.4 million, or 1%, compared to 2022 Positive provision for credit losses of $59.1 million in 2023, compared to a negative provision for credit losses of $28.4 million in 2022 EOP loan growth of $807.9 million, or 3% Deposits increased $619.7 million, or 2% Criticized commercial loans and nonaccrual loans remained at or near historically low levels throughout the year NIM increased 8 bps to 3.34%, largely a result of the rising interest rate environment and a more favorable earning asset mix CET1 ratio estimated at 12.39%, up 98 bps; TCE ratio 8.37%, up 128 bps *Non-GAAP measure: see appendix for non-GAAP reconciliation ($s in millions; except per share data) 2023 2022 Net income $392.6 $524.1 Provision for credit losses $59.1 ($28.4) Supplemental disclosure items ($75.4) ─ Earnings per share – diluted $4.50 $5.98 Return on Assets (%) (ROA) 1.10 1.49 Adjusted ROA (%)* 1.27 1.49 Return on Tangible Common Equity (%) (ROTCE) 14.97 21.07 Adjusted ROTCE (%)* 17.24 21.07 Net Interest Margin (TE) (%) 3.34 3.26 Net Charge-offs (%) 0.27 0.01 CET1 Ratio (%) 12.39(e) 11.41 Tangible Common Equity (%) 8.37 7.09 Adjusted Pre-Provision Net Revenue (TE)* $635.7 $641.1 Efficiency Ratio (%)* 55.25 52.93

Loans totaled $23.9 billion, down $61.8 million, or 1% LQA Increase in mortgage loans driven by one-time close product, which convert from construction to mortgage upon construction completion Line utilization impacted by higher availability on commercial non-real estate loans coupled with stable outstanding balances; multi-year low utilization for consumer real-estate secured lines of credit Headwinds to future loan growth: Select appetite in CRE Expect contraction in loan-only transactions over time Disciplined loan pricing Potential economic slowdown Loan Balances Virtually Flat Linked-Quarter Bar Chart

Loan Portfolio Diverse, Limited Office Exposure Total Loans Outstanding % of Total Loans Commitment ($s in millions) Commercial non-RE (C&I) $7,821 32.7% $13,975 CRE - owner 2,528 10.6% 2,633 ICRE 3,463 14.5% 3,637 C&D 1,465 6.1% 2,780 Healthcare 2,091 8.7% 2,522 Equipment Finance 1,016 4.3% 1,016 Energy 205 0.9% 309 Total Commercial 18,589 77.8% 26,872 Mortgage 3,886 16.2% 3,894 Consumer 1,395 5.8% 3,392 Indirect 52 0.2% 52 Grand Total $23,922 100.0% $34,210         For Information Purposes Only (included in categories above)       Retail (C&I and CRE) $2,005 8.4% $2,451 Hospitality (C&I and CRE) $1,239 5.2% $1,453 Office – ICRE $740 3.1% $781 Office – owner $860 3.6% $887 Multifamily – ICRE $779 3.3% $793 Multifamily – C&D $489 2.0% $1,059 Loan portfolio diverse across a number of segments and industries CRE loan portfolio is diversified by asset class, industry and geographic region CRE-Income producing (ICRE) approximately 15% of total loans and includes multifamily, retail, office, industrial, and hospitality Office-ICRE exposure down $60 million, or 7% linked-quarter 31% of the office-ICRE portfolio exposure is related to medical offices Office buildings tend to be more mid-rise SNC Loans totaled $2.6 billion at 12/31/23, 11% of total loans or 14% of commercial loans; diverse industry concentrations As of December 31, 2023

DDA Remix Continues to Slow; Brokered Deposits Decline Total deposits of $29.7 billion, down $630.3 million, or 8% LQA Brokered deposits decreased due to $567.5 million in maturities during 4Q23 that were not replaced Decrease in noninterest-bearing DDA driven by continued shift in mix to interest-bearing deposits due to competitive rates Interest-bearing transaction and savings remain stable Increase in interest-bearing public funds due to year-end seasonality Increase in retail time deposits is due to shift from DDA deposits and competitive rates offered DDA as a % of total deposits was 37% at 4Q23, down from 38% at 3Q23; for additional details on deposit composition refer to slide 28 Total Deposits 12/31/20 $s in millions Time Deposits (retail) $1,835 7% Time Deposits (brokered) $14 ― Interest-bearing public funds $3,235 12% Interest-bearing transaction & savings $10,414 37% Noninterest bearing $12,200 44% $s in billions Avg Qtrly Deposits LQA EOP growth $28.0 $26.0 $24.0 $22.0 $20.0 $18.0 $16.0 1Q20 $24.3 20% 2Q20 $26.7 37% 3Q20 $26.8 -4% 4Q20 $27.0 10% 1Q21 $27.0 10% HNCOCK WHITNEY 15 EOP Deposits Mix ($) EOP Deposits Mix (%) * Includes Public Funds DDA $ in millions % of Total Deposits

Continued Low Levels of Criticized and Nonaccrual Loans Criticized commercial loans totaled $274 million, or 1.47% of total commercial loans, at December 31, 2023, down $1 million linked-quarter Nonaccrual loans totaled $59 million, or 0.25% of total loans, at December 31, 2023, down $1 million, or 2%, linked-quarter Not experiencing broad signs of weakness among any industry, collateral type, or geography 1.64% 0.17% 1.46% Total Loans $23,114 $23,405 $23,790 $23,984 $23,922 Total Commercial Loans 18,444 18,550 18,703 18,799 18,589 Criticized Commercial Loans 302 296 302 275 274 Nonaccrual Loans 39 54 78 60 59 1.59% 0.23% 1.62% 0.33% 0.25% 1.47% 0.25% $700 $600 $500 $400 $300 $200 $100 $0 3Q20 4Q20 1Q21 2Q21 3Q21 HNCOCK WHITNEY 12 $ in millions

Maintained a Solid Reserve Provision for the fourth quarter of $17.0 million, reflects $16.1 million of net charge-offs and a reserve build of $0.9 million Charge-offs returned to a more normal level Maintained solid reserve, with quarter-end reserve coverage of 1.41% Weighting applied to Moody's December 2023 economic scenarios was 40% baseline and 60% slower growth (S2), unchanged from 3Q23 Given market conditions, scenario mix and weighting captures greater potential for slower near-term economic growth than provided for in the baseline scenario Net Charge-offs Reserve Build / (Release) Total Provision  ($s in millions) 4Q23 3Q23 4Q23 3Q23 4Q23 3Q23 Commercial $12.8 $35.6 ($1.3) ($8.6) $11.5 $27.0 Mortgage (0.4) (0.4) 2.1 0.3 1.7 (0.1) Consumer 3.7 3.1 0.1 (1.5) 3.8 1.6 Total $16.1 $38.3 $0.9 ($9.8) $17.0 $28.5 12/31/2023 9/30/2023 Portfolio ($ in millions) Amount % of Loan and Leases Outstanding Amount % of Loan and Leases Outstanding Commercial $244 1.31% $244 1.30% Mortgage 39 1.00% 37 0.99% Consumer 25 1.76% 26 1.75% Allowance for Loan and Lease Losses (ALLL) $308 1.29% $307 1.28% Reserve for Unfunded Lending Commitments 29 --- 29 --- Allowance for Credit Losses (ACL) $337 1.41% $336 1.40%

Bond Portfolio Restructure Completed, Increases Yield Securities portfolio* totaled $8.2 billion, down $649 million linked-quarter Portfolio restructure completed in 4Q23, $1.04 billion bonds sold with net proceeds of $977 million; purchased $488 million of bonds 67% AFS, 33% HTM at 12/31/23 4Q23 yield 2.47%, up 10 bps primarily due to portfolio restructure; December yield 2.57% To reduce OCI volatility and provide flexibility to reposition and/or reprice the hedged assets in a changing rate environment, we have $478 million of FV hedges on $514 million of bonds, or 10% of AFS securities Premium amortization totaled $7.3 million, virtually unchanged linked-quarter Effective duration 4.6 years at 12/31/23, compared to 4.5 years at 9/30/23 Net unrealized losses on securities portfolio impacted by long-term Treasury yields: Securities Portfolio Mix 12/31/20 $s in millions CMBS $2,873 41% CMO $513 7% U.S. Agencies and other $219 3% RMBS $2,582 36% Munis $936 13% HNCOCK WHITNEY 15 Bar chart,pie chart Net Unrealized Loss $ in millions 12/31/2023 9/30/2023 AFS ($582) ($897) HTM ($199) ($298) Total ($781) ($1,195) * Excluding unrealized losses and FV hedges adjustment

4Q23 NIM flat at 3.27% linked-quarter NIM 3.31% for the month of December 2023, reflects approximately one month of impact from bond portfolio restructure NII (TE) of $272.3 million, virtually unchanged linked-quarter Higher cost of deposits offset by improved loan yields, lower short-term borrowing costs, and impacts of the bond portfolio restructure Expect that NIM trough was reached in 4Q23; modest expansion in 2024 Assumes three rate cuts of 25 bps each beginning in June 2024 Headwinds: continued deposit remix (albeit at a slower pace) Tailwinds: anticipated rate cuts, stabilizing deposit costs, and higher loan yields NIM Stable Linked-Quarter; Increased in December Cost of Deposits 0.60% 0.50% 0.40% 0.30% 0.20% 0.10% Mar-20 Apr-20 May-20 Jun 20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Mar-21e .59% .41% .33% .29% .25% .21% .20% .19% .17% .17% .13% 3.40% 3.30% 3.20% 3.10% 3.00% 2.90% 2.80% 3Q20 NIM (TE) Impact of Securities Portfolio Purchase/Premium amortization Impact of change in earnings asset mix Lower cost of deposits Net impact of interest reversals and recoveries/loan fees accretion 4Q20 NIM (TE) 0.02% 0.06% 0.05% 0.02% 5.00% 4.00% 3.00% 2.00% 1.00% 0.00% 4Q19 1Q20 2Q20 3Q20 4Q20 4.69% 3.43% 2.56% 0.76% 4.56% 3.41% 2.53% 0.67% 4.04% 3.23% 2.47% 0.38% 3.95% 3.23% 2.31% 0.30% 3.99% 3.22% 2.23% 0.25% Loan Yield Securities Yield Cost of Fund NIM HNCOCK WHITNEY 18 Line chart NIM Yield / Cost Quarter Month

New Loan Rates Reflect Ongoing Pricing Efforts $ in millions New Loan Rate* – Fixed 5.28% 5.95% 6.47% 6.69% 7.46% 7.75% New Loan Rate* - Variable 4.79% 6.40% 7.10% 7.81% 8.28% 8.31% * Loan rates represent weighted average coupon rate in the month of origination or first funded balance

Loans Loans totaled $23.9 billion at December 31, 2023 40% fixed, 60% variable (includes hybrid ARMs) 70% of variable loans tied to SOFR 23% of variable loans tied to Wall Street Journal Prime 7% of variable loans tied to other indices Securities Expect runoff of approximately $120 million from bond portfolio in 1Q24 Swaps/Hedges (See slide 32 for more information) $1.6 billion of active receive fixed/pay 1 month SOFR swaps designated as Cash Flow Hedges on the balance sheet; extends asset duration $478 million of pay fixed/receive Fed Effective swaps designated as Fair Value Hedges on $514 million of securities; provides OCI protection and flexibility to reposition and/or reprice the hedged assets in a changing rate environment Deposits Deposits totaled $29.7 billion at December 31, 2023 73% of deposits are MMDA (excludes PF), savings, or DDA Shift in deposit mix continued as interest rates remain elevated Rate Betas Rate Floors Floor Rate Balance * Balance Cumulative 25-49 bps $670 million $670 million 50-74 bps $804 million $1.5 billion 75-99 bps $546 million $2.0 billion 100-150 bps $1.8 billion $3.8 billion > 150 bps $172 million $4.0 billion IRR Sensitivity Table HWC (Hedges Removed) As of 4Q21 As of 4Q21 Peers * Immediate 100 bps 7.3% 8.4% 7.3% Gradual 100 bps 3.2% 3.6% 4.3% Deposits $ in millions Time Deposits $1,129 4% Interest-bearing public funds $3,295 11% Interest-bearing transaction & savings $11,650 38% Noninterest bearing $14,393 47% Key IRR Metrics IRR Sensitivity Table     HWC   HWC (Hedges Removed)   As of 4Q23 As of 4Q23 Immediate +100 bps 2.1% 3.4% Immediate -100 bps -1.7% -3.1% Gradual +100 bps 1.6% 2.1% Gradual -100 bps -0.5% -1.1% 2Q22- 3Q22 3Q22- 4Q22 4Q22- 1Q23 1Q23- 2Q23 2Q23- 3Q23 3Q23- 4Q23 Cycle to date (1Q22-4Q23) Total Deposit Betas 8% 21% 48% 104% 127% 270% 36% IB Deposit Betas 16% 40% 81% 156% 165% 343% 57% Loan Betas 45% 43% 50% 60% 65% 144% 46% Total Deposit Beta excluding brokered CDs 82% 115% 289% 34%

Maintained Focus on Growing Fee Income Noninterest income totaled $39.0 million, down $47.0 million, or 55% linked-quarter 4Q23 included a pretax gain of $16.1 million gain from sale of Whitney Parking Garage and a $65.4 million loss from bond portfolio restructure (supplemental disclosure items) Adjusted noninterest income* totaled $88.3 million, up $2.3 million, or 3% linked-quarter Increase in Investment and annuity income and insurance due to higher activity Lower Mortgage, Specialty Income Partly Offset by Higher Service Fees Noninterest income totaled $82.4 million, down $1.3 million, or 2% linked-quarter Service charges and bank card & ATM fees up primarily due to increased activity, although lower than pre-pandemic levels Secondary mortgage fees continue to be impacted by the favorable rate environment, albeit a lower level of refinance activity compared to previous quarters Other income decrease related to lower levels of specialty income (BOLI) in 4Q20 partially offset by higher derivative income Expect 1Q21 fee income to be down related to anticipated lower levels of specialty income and secondary mortgage fees Secondary Mortgage Fees $11.5 14%Other $12.8 16% Noninterest Income Mix 12/31/20 $s in millions Service Charges on Deposit $19.9 24% Investment & Annuity and Insurance $5.8 7% Trust Fees $14.8 18% Bank Card & ATM Fees $17.6 21% 3Q20 NON INTEREST INCOME SERVICE CHARGES ON DEPOSIT accounts bank card & atm fees investment & annuity income and insurance trust fees secondary mortgage fees other 4q20 Non interest income Pie chart Adjusted Noninterest Income* Mix 12/31/23 $s in millions *Non-GAAP measure: see appendix for non-GAAP reconciliation

Expense Control Efforts Continue Noninterest expense totaled $229.2 million, up $24.5 million linked-quarter 4Q23 included $26.1 million from an FDIC special assessment charge (supplemental disclosure item) Adjusted noninterest expense* totaled $203.1 million, down $1.6 million, or 1% linked-quarter Personnel expense decreased $1.9 million, or 2% linked-quarter, due to lower incentive expense Other expenses, excluding the supplemental disclosure item, increased $1.5 million, or 2% linked-quarter A Focus on Expense Control; More Initiatives Underway Noninterest expense totaled $193.1 million, down $2.7 million, or 1% LQ Decline in personnel expense related to savings from efficiency measures taken to-date, including staff attrition and recent financial center closures Increase in other expenses mainly related to nonrecurring hurricane expense and branch closures Expense reduction initiatives to-date Closed 12 financial centers in 4Q20 8 additional financial centers closures announced in 1Q21 Ongoing branch rationalization reviews Closed Wealth Management trust offices in the NE corridor FTE down 210 compared to June 30, 2020 through staff attrition and other initiatives Early retirement package offered to select employees in 1Q21 Expect 1Q21 expenses to be flat as efficiency initiatives continue and offset typical beginning of the year increases; does not include nonrecurring charges for certain initiatives (i.e. early retirement) Adjusted Noninterest Expense* Mix 12/31/23 $s in millions *Non-GAAP measure: see appendix for non-GAAP reconciliation

Capital Levels Improve; TCE Above 8% CET1 ratio estimated at 12.39%, up 33 bps linked-quarter Leverage (Tier 1) ratio estimated at 10.10%, up 9 bps linked-quarter TCE ratio 8.37%, up 103 bps linked-quarter Dividends -7 bps Impact of AOCI +77 bps Lower tangible assets +17 bps Tangible net earnings +15 bps Stock compensation and other +1 bps No shares repurchased during 4Q23 or YTD 2023; 5% buyback authority through December 31, 2024 Will continue to manage capital in the best interests of the Company and our shareholders; our priorities are: Organic growth Dividends Buybacks M&A Tangible Common Equity Ratio Leverage (Tier 1) Ratio CET1 Ratio and Tier 1 Risked-Based Capital Ratio Total Risk-Based Capital Ratio December 31, 2023 8.37% 10.10%(e) 12.39%(e) 14.00%(e) September 30, 2023 7.34% 10.01% 12.06% 13.63% June 30, 2023 7.50% 9.64% 11.83% 13.44% March 31, 2023 7.16% 9.63% 11.60% 13.21% December 31, 2022 7.09% 9.53% 11.41% 12.97% (e) Estimated for most recent period-end Capital Rebuild Continues After 1H20 De-Risking Activities TCE ratio 7.64%, up 11 bps LQ (7.99% excluding PPP loans) Tangible net earnings +34 bps Change in tangible assets/additional excess liquidity -10 bps Dividends -7 bps Change in OCI & other -6 bps CET1 ratio 10.70%, up 40 bps linked-quarter Intend to pay quarterly dividend in consultation with examiners; board reviews dividend policy quarterly Buybacks on hold Tangible Common Equity Ratio Leverage (Tier 1) Ratio CET1 Ratio and Tier 1 Risked-Based Capital Ratio Total Risk-Based Capital Ratio December 31, 2020 7.64% 7.87%(e) 10.70%(e) 13.31%(e) September 30, 2020 7.53% 7.70% 10.30% 12.92% June 30, 2020 7.33% 7.37% 9.78% 12.36% March 31, 2020 8.00% 8.40% 10.02% 11.87% December 31, 2019 8.45% 8.76% 10.50% 11.90% (e) Estimated for most recent period-end; effective March 31, 2020 regulatory capital ratios reflect the election to use the five-year CECL transition rules

Remain Well Capitalized Including All Unrealized Losses 12/31/2023 As Reported Inc. AOCI Losses (1) Inc. AOCI + HTM Losses(2) Well Capitalized Minimum Tangible Common Equity Ratio 8.37% 8.37% 7.96% N/A Leverage (Tier 1) Ratio (e) 10.10% 8.81% 8.40% 5.00% CET1 Ratio (e) 12.39% 10.64% 10.12% 6.50% Tier 1 Risked-Based Capital Ratio (e) 12.39% 10.64% 10.12% 8.00% Risk-Based Capital Ratio (e) 14.00% 12.26% 11.73% 10.00% Reflected above is the hypothetical impact on capital if the mark on AOCI Losses(1) and AOCI + HTM(2) were included in the regulatory capital calculations Neither scenario is currently included, nor required to be included in the Company’s regulatory capital ratios (e) Estimated for most recent period-end Assumes AOCI adjustments related to market valuations on securities and related hedges are included for regulatory capital calculations Assumes HTM securities are also included as AOCI adjustment

2024 Forward Guidance

	2023 Actual	FY 2024 Outlook
Loans (EOP)	$23.9B	Expect EOP loan growth of low single digits from $23.9B at 12/31/23; expect most of 2024 growth in 2H24
Deposits (EOP)	$29.7B	Expect EOP deposit growth of low single digits from $29.7B at 12/31/23
Adjusted Pre-Provision, Net Revenue (PPNR)*	$635.7MM	Expect PPNR to decrease 1%-2% from FY23 adjusted PPNR ($635.7MM); assumes NIM trough reached in 4Q23 with modest expansion going forward in 2024; assumes three rate cuts in 2024 of 25 bps each beginning in June 2024
Reserve for Credit Losses	$336.8MM or 1.41% of total loans	Future assumptions in economic forecasts and any change in our own asset quality metrics will drive level of reserves; expect modest charge-offs and provision for 2024
Adjusted Noninterest Income*	$337.7MM	Expect noninterest income to be up 3%-4% from FY23 adjusted noninterest income ($337.7MM)
Adjusted Noninterest Expense*	$810.7MM	Expect noninterest expense to be up 3%-4% from FY23 adjusted noninterest expense ($810.7MM)
Effective Tax Rate	19.9%	Approximately 20-21%
Efficiency Ratio*	55.25%	Expect to maintain efficiency ratio within the range of 56-58% for FY24

Corporate Strategic Objectives (CSOs) **Long-term operating objectives reviewed/updated annually** (assumes fed funds at approximately 4% for 2026)	3 Year Objective (4Q26)	4Q23 Actual	2023 Actual
ROA (Adjusted)*	1.30 – 1.50%	1.23%	1.27%
TCE	≥ 8%	8.37%	8.37%
ROTCE (Adjusted)*	≥ 18%	16.43%	17.24%
Efficiency Ratio*	≤ 55%	55.58%	55.25%

* Excludes impact of three 4Q23 supplemental disclosure items see slide 7. Refer to appendix for non-GAAP reconciliations.

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Appendix and Non-GAAP Reconciliations Appendix and Non-GAAP Reconciliations CHANCOCK WHITNEY

Change Change 4Q23 3Q23 4Q22 LQ Prior Year   YTD 2023 YTD 2022 Y-o-Y           EOP Balance Sheet       23,921.9 23,983.7 23,114.0 (61.8) 807.9 Loans 23,921.9 23,114.0 807.9 7,600.0 7,916.1 8,408.5 (316.1) (808.5) Securities 7,600.0 8,408.5 (808.5) 32,175.1 32,733.6 31,873.0 (558.5) 302.1 Earning assets 32,175.1 31,873.0 302.1 35,578.6 36,298.3 35,183.8 (719.7) 394.8 Total assets 35,578.6 35,183.8 394.8                   29,690.1 30,320.3 29,070.3 (630.2) 619.8 Deposits 29,690.1 29,070.3 619.8 1,154.8 1,425.9 1,871.3 (271.1) (716.5) Short-term borrowings 1,154.8 1,871.3 (716.5) 31,774.9 32,797.3 31,841.2 (1,022.4) (66.3) Total liabilities 31,774.9 31,841.2 (66.3) 3,803.7 3,501.0 3,342.6 302.7 461.1 Stockholders' equity 3,803.7 3,342.6 461.1                             Avg Balance Sheet       23,795.7 23,830.7 22,723.2 (35.0) 1,072.5 Loans 23,594.6 21,915.4 1,679.2 8,579.4 8,888.5 9,200.5 (309.1) (621.1) Securities (1) 8,901.6 9,013.1 (111.5) 33,128.1 33,137.6 32,244.7 (9.5) 883.4 Average earning assets 33,160.8 32,498.2 662.6 35,538.3 35,626.9 34,498.9 (88.6) 1,039.4 Total assets 35,633.4 35,059.2 574.2                   29,974.9 29,757.2 28,816.3 217.7 1,158.6 Deposits 29,478.5 29,497.5 (19.0) 993.8 1,311.0 1,575.8 (317.2) (582.0) Short-term borrowings 1,693.4 1,358.7 334.7 31,977.3 32,054.4 31,270.2 (77.1) 707.1 Total liabilities 32,104.5 31,654.0 450.5 3,561.0 3,572.5 3,228.7 (11.5) 332.3 Stockholders' equity 3,528.9 3,405.2 123.7                   6.11% 6.01% 5.12% 10 bps 99 bps Loan yield 5.87% 4.32% 155 bps 2.47% 2.37% 2.29% 10 bps 18 bps Securities yield 2.39% 2.11% 28 bps 3.08% 2.84% 0.96% 24 bps 212 bps Cost of IB deposits 2.53% 0.38% 215 bps 80.57% 79.10% 79.51% 147 bps 106 bps Loan/Deposit ratio - EOP 80.57% 79.51% 106 bps Summary Balance Sheet ($ in millions) Average securities excludes unrealized gain/(loss) Summary Balance Sheet ($ in millions) 4Q20 and YTD 2020 include $2.0 billion and 3Q20 included $2.3 billion in PPP loans, net Average securities excludes unrealized gain /(loss)       Change       4Q20 3Q20 4Q19 LQ PY Line Item YTD 2020 YTD 2019 Y-o-Y           EOP Balance Sheet       $21,789.9 $22,240.2 $21,212.8 ($450.3) $577.1 Loans (1) $21,789.9 $21,212.8 $577.1 7,356.5 7,056.3 6,243.3 300.2 1,113.2 Securities 7,356.5 6,243.3 1,113.2 30,616.3 30,179.1 27,622.2 437.2 2,994.1 Earning Assets 30,616.3 27,622.2 2,994.1 33,638.6 33,193.3 30,600.8 445.3 3,037.8 Total assets 33,638.6 30,600.8 3,037.8                   $27,698.0 $27,030.7 $23,803.6 $667.3 $3,894.4 Deposits $27,698.0 $23,803.6 $3,894.4 1,667.5 1,906.9 2,714.9 (239.4) (1,047.4) Short-term borrowings 1,667.5 2,714.9 (1,047.4) 30,199.6 29,817.7 27,133.1 381.9 3,066.5 Total Liabilities 30,199.6 27,133.1 3,066.5 3,439.0 3,375.6 3,467.7 63.4 (28.7) Stockholders' Equity 3,439.0 3,467.7 (28.7)                             Avg Balance Sheet       $22,065.7 $22,407.8 $21,037.9 ($342.1) $1,027.8 Loans $22,166.5 $20,380.0 $1,786.5 6,921.1 6,389.2 6,201.6 531.9 719.5 Securities (2) 6,398.7 5,864.2 534.5 29,875.5 29,412.3 27,441.5 463.2 2,434.0 Average earning assets 29,235.3 26,476.9 2,758.4 33,067.5 32,685.4 30,343.3 382.1 2,724.2 Total assets 32,391.0 29,125.4 3,265.6                   $27,040.4 $26,763.8 $23,848.4 $276.6 $3,192.0 Deposits $26,212.3 $23,299.3 $2,913.0 1,779.5 1,733.3 2,393.4 46.2 (613.9) Short-term borrowings 1,978.2 1,942.1 36.1 29,660.8 29,333.8 26,869.6 327.0 2,791.2 Total Liabilities 28,957.9 25,822.8 3,135.1 3,406.6 3,351.6 3,473.7 55.0 (67.1) Stockholders' Equity 3,433.1 3,302.7 130.4 3.99% 3.95% 4.69% 4 bps -70 bps Loan Yield 4.13% 4.81% -68 bps 2.23% 2.31% 2.56% -8 bps -33 bps Securities Yield 2.38% 2.62% -24 bps 0.31% 0.39% 1.11% -8 bps -80 bps Cost of IB Deposits 0.57% 1.25% -68 bps 79% 82% 89% -361 bps -1045 bps Loan/Deposit Ratio (Period End) 79% 89% -1045 bps CHANCOCK WHITNEY 26

Balance Sheet Summary   4Q22 1Q23 2Q23 3Q23 4Q23 Average Loans ($MM) 22,723 23,087 23,655 23,831 23,796 Average Total Securities* ($MM) 9,201 9,137 9,008 8,888 8,579 Average Deposits ($MM) 28,816 28,793 29,373 29,757 29,975 Loan Yield (TE) 5.12% 5.54% 5.81% 6.01% 6.11% Cost of Deposits 0.50% 0.91% 1.40% 1.74% 1.93% Tangible Common Equity Ratio 7.09% 7.16% 7.50% 7.34% 8.37% Balance Sheet Summary   4Q19 1Q20 2Q20 3Q20 4Q20 Average Loans ($MM) 21,038 21,234 22,957 22,408 22,066 Average Total Securities ($MM) 6,202 6,149 6,130 6,389 6,921 Average Deposits ($MM) 23,848 24,327 26,703 26,764 27,040 Loan Yield (TE) 4.69% 4.56% 4.04% 3.95% 3.99% Cost of Interest Bearing Deposits 1.11% 1.01% 0.58% 0.39% 0.31% Tangible Common Equity Ratio 8.45% 8.00% 7.33% 7.53% 7.64% CHANCOCK WHITNEY 28 * Average securities excludes unrealized gain/(loss)

EOP Loan Repricing and Maturity ($s in millions) Repricing/Maturity Term (1) Rate Structure 3 months or less 4-12 months 1-3 Years 3-5 Years 5-15 Years Over 15 Years Total Loans (EOP) Variable Rate Fixed Rate Commercial Non-RE $6,367 $276 $925 $1,222 $1,092 $75 $9,957     $6,481 $3,476 CRE-Owner 994 80 212 415 1,362 31 3,094 1,033 2,061 CRE- income producing 2,758 155 335 370 367 2 3,987 2,735 1,252 Construction and land development 1,079 31 55 73 270 43 1,551 1,217 334 Total Commercial $11,198 $542 $1,527 $2,080 $3,091 $151 $18,589 $11,466 $7,123 Residential mortgages 60 99 95 223 1,610 1,799 3,886 1,659 2,227 Consumer 1,206 17 93 107 22 2 1,447 1,186 261 Total Loans $12,464 $658 $1,715 $2,410 $4,723 $1,952 $23,922 $14,311 $9,611   % of Total 52% 3% 7% 10% 20% 8% 100% 60% 40% Weighed Average Rate 7.99% 5.83% 4.83% 5.32% 3.91% 4.24% 6.35% 7.42% 4.64% (1) Based on maturity date for fixed rate loans 85% of variable rate loans reprice in three months or less $1.2 billion of variable rate mortgages, or 8% of total variable rate loans, reprice in 5 to 15 years

Total Loan Rates and Yield Trends $ in millions Total Loan Rate* - Fixed 4.04% 4.15% 4.28% 4.40% 4.52% 4.64% Total Loan Rate* - Variable 5.11% 6.35% 6.81% 7.19% 7.40% 7.42% * Loan rates represent weighted average coupon rate at end of period ** Total loan yield includes impact of cash flow hedges

Maintaining a Seasoned, Stable, Diversified Deposit Base DDAs as a % of total deposits remains among best-in-class at 37% at December 31, 2023 Uninsured deposits (adjusted for collateralized public funds) were 34.4% at December 31, 2023, virtually unchanged linked-quarter The Insured Cash Sweep (ICS) product is available to clients as a way to secure deposits above FDIC limits; balances at December 31, 2023 were $304 million, down from $319 million at September 30, 2023 Repurchase (Repo) agreements are another way for clients to secure deposits; balances at December 31, 2023 were $454 million compared to $526 million at September 30, 2023 Consumer clients comprise 44% of total deposits (51% including wealth), while commercial clients comprise 35% Deposits include $590 million in brokered CDs, down $567 million linked-quarter $195 million at 5.35% (matures in February 2024) $395 million at 5.35% (matures in May 2024) Select Average Deposit Account Size by Line of Business Line of Business ($ in thousands) 12/31/19 12/31/23 Consumer $15.0 $18.7 Commercial $163.4 $191.5 Wealth $121.7 $135.9 Total Deposits $30.5 $37.8

Currently have approximately $18.5 billion in internal and external sources of liquidity if needed Nearly $17 billion in remaining net liquidity available at December 31, 2023 Liquidity includes $590 million in brokered CDs at December 31, 2023, down $567 million linked-quarter At December 31, 2023 $ in millions Total Sources Amount Used Net Availability Internal Sources       Free Securities $ 2,845 $ - $ 2,845 External Sources       FHLB 6,614 1,183 5,431 FRB-DW 3,302 - 3,302 Brokered Deposits 4,454 590 3,864 Overnight Fed Funds LOCs 1,329 - 1,329 Total Available Sources of Funding $ 18,544 $ 1,773 $ 16,771 Strong Liquidity Position; Multiple Sources of Funding Available At December 31, 2023 $ in millions Cash and O/N $ 1,188 Cash and O/N as a % of Assets 3.3% Cash and O/N + Net Availability $ 17,959 Uninsured Deposits excl. PF Deposits $ 10,201 Cash and O/N + Net Availability to Adj. Uninsured deposits 176.0%

Summary Income Statement ($ in millions, except for per share data)

4Q23	3Q23	4Q22	Change LQ	Change Prior Year		YTD 2023	YTD 2022	Change Y-o-Y
272.3	272.1	298.1	0.2	(25.8)	Net interest income (TE)	1,108.7	1,060.4	48.3
17.0	28.5	2.5	(11.5)	14.5	Provision for credit losses	59.1	(28.4)	87.5
39.0	86.0	77.1	(47.0)	(38.1)	Noninterest income	288.5	331.5	(43.0)
229.2	204.7	190.2	24.5	39.0	Noninterest expense	836.8	750.7	86.1
62.3	122.0	179.9	(59.7)	(117.6)	Income before income tax	490.1	659.2	(169.1)
11.7	24.3	36.1	(12.6)	(24.4)	Income tax expense	97.5	135.1	(37.6)
50.6	97.7	143.8	(47.1)	(93.2)	Net income	392.6	524.1	(131.5)
157.5	153.4	185.0	4.1	(27.5)	Adjusted PPNR (TE)*	635.7	641.1	(5.4)

50.6	97.7	143.8	(47.1)	(93.2)	Net income	392.6	524.1	(131.5)
(0.4)	(1.0)	(1.8)	0.6	1.4	Net Income allocated to participating securities	(4.0)	(7.6)	3.6
50.2	96.7	142.0	(46.5)	(91.8)	Net Income available to common shareholders	388.6	516.5	(127.9)
86.6	86.4	86.2	0.2	0.4	Weighted average common shares - diluted (millions)	86.4	86.4	-
0.58	1.12	1.65	(0.54)	(1.07)	EPS - diluted	4.50	5.98	(1.48)

3.27%	3.27%	3.68%	0 bps	-41 bps	NIM (TE)	3.34%	3.26%	8 bps
0.56%	1.09%	1.65%	-53 bps	-109 bps	ROA	1.10%	1.49%	-39 bps
5.64%	10.85%	17.67%	-521 bps	-1203 bps	ROE	11.13%	15.39%	-426 bps
55.58%	56.38%	49.81%	-80 bps	577 bps	Efficiency ratio*	55.25%	52.93%	232 bps

*Non-GAAP measure: see slide 34 for non-GAAP reconciliation

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Income Statement Summary (as Adjusted*) *Non-GAAP measure: see slides 33-35 for non-GAAP reconciliation   4Q22 1Q23 2Q23 3Q23 4Q23 Adjusted PPNR (TE)* ($000) 185,026 167,024 157,835 153,385 157,471 Net Interest Income (TE) ($000) 298,116 287,578 276,748 272,086 272,294 Net Interest Margin (TE) 3.68% 3.55% 3.30% 3.27% 3.27% Adjusted Noninterest Income* ($000) 77,064 80,330 83,225 85,974 88,205 Adjusted Noninterest Expense* ($000) 190,154 200,884 202,138 204,675 203,028 Efficiency Ratio* 49.81% 53.76% 55.33% 56.38% 55.58% Results *Non-GAAP measures. See slides 29-31 for non-GAAP reconciliations   4Q19 1Q20 2Q20 3Q20 4Q20 Operating PPNR (TE)* ($000) 125,660 115,688 118,518 126,346 130,607 Net Interest Income (TE)* ($000) 236,736 234,636 241,114 238,372 241,401 Net Interest Margin (TE)* 3.43% 3.41% 3.23% 3.23% 3.22% Noninterest Income ($000) 82,924 84,387 73,943 83,748 82,350 Operating Expense* ($000) 194,000 203,335 196,539 195,774 193,144 Efficiency Ratio* 58.88% 62.06% 60.74% 59.29% 58.23% CHANCOCK WHITNEY 27

Current Hedge Positions Cash Flow (CF) Hedges Receive 215 bps versus paying 1 month SOFR on $1.6 billion No new CF hedges were executed and no CF hedges were terminated in 4Q23 Total termination value on remaining active CF hedges is approximately ($78) million as of 12/31/23 Future maturities of existing CF hedges range from December 2025 through March 2028 Fair Value (FV) Hedges $514 million in securities are hedged with $478 million of FV hedges Duration (Market price risk) reduced from approximately 6.8 years to 2.5 years on hedged securities During 4Q23, there was one termination associated with the sale of an underlying security Current termination value of FV hedges is approximately $23 million at 12/31/2023 FV hedges become fully effective beginning January 2025 through July 2026; at that point we pay fixed 1.98% and receive the FF effective rate (resulting in these bonds being a variable rate of FF plus 48 bps) When FV hedges are terminated, the value of each hedge is an adjustment to the book value of the underlying security, thereby changing its current book yield and extending its duration

PPNR (TE) and Adjusted PPNR (TE) Reconciliation   Three Months Ended Twelve Months Ended (in thousands) 4Q23 3Q23 2Q23 1Q23 4Q22 2023 2022 Net Income (GAAP) $50,603 $97,738 $ 117,794 $126,467 $143,787 $392,602 $524,089 Provision for credit losses 16,952 28,498 7,633 6,020 2,487 59,103 (28,399) Income tax expense 11,705 24,297 29,571 31,953 36,137 97,526 135,107 Pre-provision net revenue 79,260 150,533 154,998 164,440 182,411 549,231 630,797 Taxable equivalent adjustment 2,834 2,852 2,837 2,584 2,615 11,107 10,348 Pre-provision net revenue (TE)* 82,094 153,385 157,835 167,024 185,026 560,338 641,145 Adjustments from supplemental disclosures items Gain on sale of parking facility (16,126) — — — — (16,126) — Loss on securities portfolio restructure 65,380 — — — — 65,380 — FDIC special assessment 26,123 — — — — 26,123 — Adjusted pre-provision net revenue (TE)* $157,471 $153,385 $157,835 $167,024 $185,026 $635,715 $641,145 Total Revenue (TE), Operating PPNR (TE) Reconciliations Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%. Three Months Ended (in thousands) 12/31/2020 9/30/2020 6/30/2020 3/31/2020 12/31/2019 Net interest income $238,286 $235,183 $237,866 $231,188 $233,156 Noninterest income 82,350 83,748 73,943 84,387 82,924 Total revenue $320,636 $318,931 $311,809 $315,575 $316,080 Taxable equivalent adjustment 3,115 3,189 3,248 3,448 3,580 Total revenue (TE) $323,751 $322,120 $315,057 $319,023 $319,660 Noninterest expense (193,144) (195,774) (196,539) (203,335) (197,856) Nonoperating expense — — — — 3,856 Operating pre-provision net revenue $130,607 $126,346 $118,518 $115,688 $125,660CHANCOCK WHITNEY 31 *Taxable equivalent (TE) amounts are calculated using a federal tax rate of 21% Adjusted Noninterest Income and Noninterest Expense   Three Months Ended Twelve Months Ended (in thousands) 4Q23 3Q23 2Q23 1Q23 4Q22 2023 2022 Noninterest income (GAAP) $38,951 $85,974 $83,225 $80,330 $77,064 $288,480 $331,486 Adjustments from supplemental disclosures items Gain on sale of parking facility (16,126) — — — — (16,126) — Loss on securities portfolio restructure 65,380 — — — — 65,380 — Adjusted noninterest income $88,205 $85,974 $83,225 $80,330 $77,064 $337,734 $331,486 Noninterest expense (GAAP) $229,151 $204,675 $202,138 $200,884 $190,154 $836,848 $750,692 Adjustments from supplemental disclosures items FDIC special assessment (26,123) — — — — (26,123) — Adjusted noninterest expense $203,028 $204,675 $202,138 $200,884 $190,154 $810,725 $750,692

Adjusted Efficiency Ratio

	Three Months Ended					Twelve Months Ended	
(in thousands)	4Q23	3Q23	2Q23	1Q23	4Q22	2023	2022
Net interest income	$269,460	$269,234	$273,911	$284,994	$295,501	$1,097,599	$1,050,003
Noninterest income	38,951	85,974	83,225	80,330	77,064	288,480	331,486
Total GAAP revenue	308,411	355,208	357,136	365,324	372,565	1,386,079	1,381,489
Taxable equivalent adjustment	2,834	2,852	2,837	2,584	2,615	11,107	10,348
Total revenue (TE)*	311,245	358,060	359,973	367,908	375,180	1,397,186	1,391,837
Adjustments from supplemental disclosure items							
Gain on sale of parking facility	(16,126)	—	—	—	—	(16,126)	—
Loss on securities portfolio restructure	65,380	—	—	—	—	65,380	—
Adjusted revenue (TE)*	$360,499	$358,060	$359,973	$367,908	$375,180	$1,446,440	$1,391,837
GAAP Noninterest expense	$229,151	$204,675	$202,138	$200,884	$190,154	$836,848	$750,692
Amortization of Intangibles	(2,672)	(2,813)	(2,957)	(3,114)	(3,271)	(11,556)	(14,033)
Adjustments from supplemental disclosure items							
FDIC special assessment	(26,123)	—	—	—	—	(26,123)	—
Adjusted noninterest expense less amortization of intangibles	$200,356	$201,862	$199,181	$197,770	$186,883	$799,169	$736,659
Efficiency Ratio**	55.58%	56.38%	55.33%	53.76%	49.81%	55.25%	52.93%

*Taxable equivalent (TE) amounts are calculated using a federal tax rate of 21%

** The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items noted above

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HANCOCK WHITNEY

*Supplemental disclosure items, net of income tax impact calculated using federal tax rate of 21% Adjusted ROA and ROTCE   (in thousands) 4Q23 2023 Average total assets $35,538,300 $35,633,442 Average common stockholders' equity 3,560,978 3,528,911 Average goodwill and other intangible assets (901,377) (905,610) Average tangible common equity 2,659,601 2,623,301 Net income (GAAP) 50,603 392,602 Supplemental disclosure items, net of income tax* 59,548 59,548 Adjusted Net Income 110,151 452,150 ROA 0.56% 1.10% Adjusted ROA 1.23% 1.27% ROTCE 7.55% 14.97% Adjusted ROTCE 16.43% 17.24% Adjusted Earnings Per Share - Diluted   (in thousands) 4Q23 2023 Net Income (GAAP) $50,603 $392,602 Net income allocated to participating securities (440) (4,014) Net income available to common shareholders 50,163 388,588 Supplemental disclosure items, net of income tax* 59,548 59,548 Supplemental disclosure items allocated to participating securities (517) (517) Adjusted net income allocated to participating securities $109,194 $447,619 Weighted average common shares - diluted 86,604 86,423 Earnings per share - diluted $0.58 $4.50 Adjusted earnings per share - diluted $1.26 $5.18

Fourth Quarter 2023 Earnings Conference Call 1/16/2024 HANCOCK WHITNEY